EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Shareholders Interplay Entertainment Corp.

         We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-50254 and Form S-8 No. 333-60583 of Interplay Entertainment Corp. of our report dated March 26, 2008 relating to the consolidated financial statements and schedule, which report appears in the December 31, 2007 annual report on Form 10-K.


                                      /s/ Jeffrey S. Gilbert
                                      -------------------------
                                      Jeffrey S. Gilbert

March 26, 2008